Dated         May 2020

KNOX SHIPPING COMPANY INC.

BOKAK SHIPPING COMPANY INC.

JEMO SHIPPING COMPANY INC.

GUAM SHIPING COMPANY INC.

PALAU SHIPPING COMPANY INC.

MAKUR SHIPPING COMPANY INC.

MANDARINGINA INC. and

VESTA COMMERCIAL, S.A.

as joint and several Borrowers

and

THE BANKS AND FINANCIAL INSTITUIONS

listed in Schedule 1

as Lenders

and

NORDEA BANK ABP

as Swap Bank

and

Nordea Bank Abp, filial i Norge

as Agent, Security Trustee and Lead Arranger

Loan Agreement

relating to a term loan facility of up to US$55,848,000
to re-finance existing indebtedness

Index

Clause                                                                                                                                                                                  Page

Schedules

Execution

Execution Pages......................................................................................................................... 108

THIS AGREEMENT is made on         May 2020

Parties

(1)                KNOX SHIPPING COMPANY INC., BOKAK SHIPPING COMPANY INC., JEMO SHIPPING COMPANY INC., GUAM SHIPPING COMPANY INC., PALAU SHIPPING COMPANY INC., MAKUR SHIPPING COMPANY INC., MANDARINGINA INC. and VESTA COMMERCIAL, S.A., as joint and several borrowers (together, the "Borrowers")

(2)                THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders

(3)                NORDEA BANK ABP, as Swap Bank

(4)                NORDEA BANK ABP, FILIAL I NORGE, as Agent

(5)                NORDEA BANK ABP, FILIAL I NORGE, as Lead Arranger

(6)                NORDEA BANK ABP, FILIAL I NORGE, as Security Trustee

Background

(A)               The Lenders have agreed to make available to the Borrowers a term loan facility of up to the lesser of (i) US$55,848,000, (ii) the Existing Indebtedness and (ii) 65 per cent. of the aggregate Initial Market Value of the Ships for the purpose of re-financing the Existing Indebtedness (as defined below).

(B)               The Swap Bank has agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

(C)               The Lenders and the Swap Bank have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

Operative Provisions

1                    Interpretation

1.1              Definitions

Subject to Clause 1.5, in this Agreement:

"Account Pledges" means, together, the Earnings Account Pledges in the Agreed Form and, in the singular, means any of them.

"Affected Lender" has the meaning given in Clause 5.7.

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"Agency and Trust Deed" means the agency and trust deed dated the same date as this Agreement and made between the same parties.

"Agent" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendrops gate 7, Postboks, 1166 Sentrum, 0107 Oslo, 920058817 MVA, Norway, or any successor of it appointed under clause 4.7 of the Agency and Trust Deed.

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of all the Lenders) or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document.

"Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

"Approved Broker" means Arrow Sale & Purchase (UK) Limited, Breamar Seascope Limited, H. Clarkson & Company Limited, Fearnleys AS, Maersk Brokers K.S., Simpson Spence & Young (London) Ltd. and VesselsValue.Com or any other any reputable sale and purchase broker approved and appointed by the Agent subject to the prior written consent of the Borrowers.

"Approved Flag" means the Marshall Islands flag or any other flag that the Agent may approve that the Ship is registered (such approval not to be unreasonably withheld or delayed).

"Approved Flag State" means the Republic of the Marshall Islands or any other state in which the Agent may, at the request of the Borrowers, approve that a Ship is registered (such approval not to be unreasonably withheld or delayed).

"Approved Manager" means, in relation to each Ship:

(a)                Diana Shipping Services S.A., a company incorporated and existing under the laws of Panama having its registered office at Edificio Universal, Piso 12, Avenida Federico Boyd, Panama, Republic of Panama and maintaining an office at 16 Pendelis Street, 175 64, Palaio Faliro, Greece; or

(b)                in relation to any Ship in respect of which the relevant Borrower exercises its rights under Clause 14.22, Diana Wilhelmsen Management Limited, a company incorporated and existing under the laws of the Republic of Cyprus having its registered office at 21 Vasili Michailidi Street, 3026 Limassol, Cyprus; or

(c)                 any other company which the Agent may, with the authorisation of the Lenders, approve from time to time as the technical and/or commercial manager of each Ship (such approval not to be unreasonably withheld or delayed).

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Availability Period" means the period commencing on the date of this Agreement and ending on:

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(a)                31 May 2020 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrowers); or

(b)                if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a)                in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)                in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Balloon Instalment" means any balloon instalment referred to in Clause 8.1.

"Basel III" means, together:

(a)                the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)                the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)                 any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

"Bokak" means Bokak Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Borrower" means each of Knox, Bokak, Jemo, Guam, Palau, Makur, Mandaringina and Vesta, and in the plural means, all of them.

"Business Day" means a day on which banks are open in London, Athens, Oslo and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City.

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"Charter" means, in relation to each Ship, any time charter or other contract of employment in respect of that Ship with a duration exceeding (or capable of exceeding) 18 months or any bareboat charter in respect of such Ship and, in the plural, means all of them.

"Charterer" means any entity which has entered into, or will enter into, a Charter with a Borrower in respect of the Ship owned by it.

"Charterparty Assignment" means, in relation to each Charter, a specific deed of assignment of the rights of the Borrower who is a party to that Charter executed or to be executed by that Borrower in favour of the Security Trustee in the Agreed Form and, in the plural, means all of them.

"Code" means the US Internal Revenue Code of 1986.

"Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments" means the aggregate of the Commitments of all the Lenders).

"Confirmation" and "Early Termination Date", in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement.

"Contractual Currency" has the meaning given in Clause 21.5.

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender.

"Corporate Guarantee" means a corporate guarantee of the obligations of the Borrowers under this Agreement, the Master Agreement and the other Finance Documents.

"Corporate Guarantor" mean Diana Shipping Inc., a corporation domesticated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"CRD IV" means:

(a)                Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(b)                Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(c)                 any other law or regulation which implements Basel III.

"Creditor Party" means the Agent, the Lead Arranger, the Security Trustee, the Swap Bank or any Lender, whether as at the date of this Agreement or at any later time.

"Cut-Off Date" has the meaning given in Clause 8.3.

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"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)                it is entered into by the Borrowers pursuant to the Master Agreement with the Swap Bank;

(b)                its purpose is the hedging of all or part of the Borrowers' exposure to fluctuations in LIBOR under this Agreement for a period expiring no later than the Final Maturity Date; and

(c)                 it is designated by the Borrowers, by delivery by the Borrowers to the Agent of a notice of designation in the form set out in Schedule 5, as a Designated Transaction for the purposes of the Finance Documents.

"Dollars" and "$" means the lawful currency for the time being of the United States of America.

"Drawdown Date" means, in relation to the Loan, the date requested by the Borrowers for the Loan to be advanced, or (as the context requires) the date on which the Loan is actually advanced.

"Drawdown Notice" means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or reasonably requires).

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the relevant Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a)                except to the extent that they fall within paragraph (b);

(i)                  all freight, hire and passage moneys;

(ii)                compensation payable to a Borrower or the Security Trustee in the event of requisition of a Ship for hire;

(iii)               remuneration for salvage and towage services;

(iv)               demurrage and detention moneys;

(v)                damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Ship; and

(vi)               all moneys which are at any time payable under any Insurances in respect of loss of hire; and

(b)                if and whenever a Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

"Earnings Account" means an account in the name of each Borrower with the Agent designated "[name of the Borrower] - Earnings Account", or any other account which is designated by the Agent as an Earnings Account for the purposes of this Agreement.

"Earnings Account Pledge" means, in respect of each Earnings Account, a deed creating security in the Agreed Form.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Claim" means:

(a)                any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)                any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)                any release of Environmentally Sensitive Material from the Ship; or

(b)                any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or the Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)                 any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor organisation) from time to time.

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"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

"Event of Default" means any of the events or circumstances described in Clause 19.1.

"Executive Order"   means an order issued by the president of the United States of America.

"Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the Borrowers under a loan agreement dated 17 March 2015 and made between (i) the Borrowers as joint and several borrowers, (ii) the banks and financial institutions listed as lenders therein, (iii) Nordea Bank Finland plc as swap bank and (iv) Nordea Bank AB, London Branch as agent, lead arranger and security trustee in respect of a loan facility of (originally) up to $110,000,000 (as such loan agreement may have been further amended, supplemented, novated and/or restated from time to time "Previous Loan Agreement") .

"Existing Indebtedness Grace Period" means the period commencing on the date of this Agreement and ending on the Drawdown Date.

"Extended Maturity Date" means the date falling on the third anniversary of the Drawdown Date.

"Extension Request" means an Initial Extension Request or a Subsequent Extension Request.

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)                sections 1471 to 1474 of the Code or any associated regulations;

(b)                any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                 any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Final Maturity Date" means:

(a)                if no Initial Extension Request has been served within the time frame set out in paragraph (a) of Clause 8.3 or an Initial Extension Request has been served but has been refused by all Lenders, the Initial Maturity Date; or

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(b)                if an Initial Extension Request has been served under paragraph (a) of Clause 8.3 and has been accepted by the Lenders (or any of them), the Extended Maturity Date; or

(c)                 if a Subsequent Extension Request has been served under paragraph (b) of Clause 8.3 and has been accepted by the Lenders (or any of them), the date falling on the fourth anniversary of the Drawdown Date.

"Finance Documents" means:

(a)                this Agreement;

(b)                the Agency and Trust Deed;

(c)                 the Master Agreement;

(d)                the Master Agreement Assignment;

(e)                the Corporate Guarantee;

(f)                  the General Assignments;

(g)                the Mortgages;

(h)                the Accounts Pledges;

(i)                  the Shares Pledges;

(j)                  the Initial Charter Assignment;

(k)                the Manager's Undertakings;

(l)                  any Charterparty Assignment; and

(m)              any other document (whether creating a Security Interest or not) which is executed at any time by any Borrower, the Corporate Guarantor, the Approved Manager or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Bank under this Agreement or any of the other documents referred to in this definition.

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

(a)                for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)                under any loan stock, bond, note or other security issued by the debtor;

(c)                 under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

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(d)                under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)                under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)                  under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

"Financial Year" means, in relation to the Corporate Guarantor, each period of 1 year commencing on 1 January in respect of which its annual audited accounts are or ought to be prepared.

"Fleet Vessels" means all of the vessels (including, but not limited to, the Ships) from time to time wholly owned by members of the Group (each a "Fleet Vessel").

"GAAP" means, at any time, the most recent and updated generally accepted accounting principles in the United States of America.

"General Assignment" means, in relation to each Ship, a first priority general assignment of the Earnings, the Insurances and any Requisition Compensation in the Agreed Form and, in the plural, means all of them.

"Group" means the Corporate Guarantor and all its subsidiaries (including, but not limited to, the Borrowers) from time to time during the Security Period and "member of the Group" shall be construed accordingly.

"Guam" means Guam Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Hong Kong Convention" means the International Maritime Organization's convention for the Safe and Environmentally Sound Recycling of Ships, 2009 together with the guidelines to be issued by the International Maritime Organization in connection with such convention.

"IACS" means the International Association of Classification Societies.

"Initial Charter" means the time charterparty dated 22 May 2019 and made between Bokak as owner and the Initial Charterer as charter in respect of Ship B and for a period of at least 19 months and at a minimum daily charter hire rate of $15,000.

"Initial Charter Assignment" means an assignment of the rights of Bokak under the Initial Charter in favour of the Security Trustee in the Agreed Form.

"Initial Charterer" means Koch Shipping Pte. Ltd., a corporation incorporated in Singapore with registered office at 112 Robinson road, Singapore, 068902, Singapore.

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"Initial Extension Request" has the meaning given in Clause 8.3.

"Initial Market Value" means, in respect of a Ship, the Market Value as determined by the valuations referred to in Schedule 3, Part B, paragraph 6.

"Initial Maturity Date" means the date falling on the second anniversary of the Drawdown Date.

"Insurances" means, in relation to a Ship:

(a)                all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, effected in respect of the Ship, its Earnings or otherwise in relation to the Ship whether before, on or after the date of this Agreement; and

(b)                all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Period" means a period determined in accordance with Clause 6.

"Inventory of Hazardous Material" means, in relation to each Ship, an inventory certificate or statement of compliance (as applicable) issued by the Ship's classification society which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of such Ship pursuant to the requirements of the EU Ship Recycling Regulation.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code.

"Jemo" means Jemo Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Knox" means Knox Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Lead Arranger" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendrops gate 7, Postboks, 1166 Sentrum, 0107 Oslo, 920058817 MVA, Norway.

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"Lender" means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 26.14) or its transferee, successor or assign and, in the plural, means all of them.

"LIBOR" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)                the applicable Screen Rate; or

(b)                if no Screen Rate is available for that period, the rate per annum determined by the Agent to be the arithmetic mean of the rates, as supplied to the Agent at its request, quoted by the Reference Bank to leading banks in the London Interbank Market, as of 11 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period.

"Loan" means the principal amount for the time being outstanding under this Agreement.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)                before the Loan has been advanced, Lenders whose Commitments total 66.67 per cent. of the Total Commitments; and

(b)                after the Loan has been advanced, Lenders whose Contributions total 66.67 per cent. of the Loan.

"Makur" means Makur Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Management Agreement" means, in relation to each Ship, an agreement made or to be made between the Borrower who is the owner of such Ship and the Approved Manager in respect of the commercial and technical management of such Ship in the Agreed Form and, in the plural, means all of them.

"Manager's Undertaking" means, in relation to each Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the Agreed Form agreeing certain matters in relation to the management of that Ship and subordinating the rights of the  Approved Manager against that Ship and the Borrower which is the owner thereof to the rights of the Security Trustee under the Finance Documents and, in the plural, means all of them.

"Mandaringina" means Mandarigina Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

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"Margin" means 2.25 per cent. per annum.

"Market Value" means, in relation to each Ship (and each other Fleet Vessel), the market value thereof determined in accordance with Clause 15.3.

"Master Agreement" means the master agreement (on the 2002 ISDA Master Agreement form) in the Agreed Form made or to be made between (i) the Borrowers and (ii) the Swap Bank and includes all Designated Transactions from time to time entered into, and all Confirmations of such Designated Transactions from time to time exchanged, under such master agreement.

"Master Agreement Assignment" means the assignment of the Master Agreement in the Agreed Form.

"Mortgage" means, in relation to a Ship, the first preferred Marshall Islands ship mortgage on that Ship in the Agreed Form and, in the plural, means all of them.

"Negotiation Period" has the meaning given in Clause 5.10.

"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires.

"Palau" means Palau Shipping Company Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands.

"Participating  Member  State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party"  means a party to this Agreement.

"Payment Currency" has the meaning given in Clause 21.5.

"Permitted Security Interests" means:

(a)                Security Interests created by the Finance Documents;

(b)                for the duration of the Existing Indebtedness Grace Period only, Security Interests created in respect of the Existing Indebtedness;

(c)                 liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(d)                liens for salvage;

(e)                liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(f)                  liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days

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overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(g);

(g)                any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(h)                Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

"Pertinent Document" means:

(a)                any Finance Document;

(b)                any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)                 any other document contemplated by or referred to in any Finance Document; and

(d)                any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

"Pertinent Jurisdiction", in relation to a company, means:

(a)                England and Wales;

(b)                the country under the laws of which the company is incorporated or formed;

(c)                 a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;

(d)                a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)                a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a branch or permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)                  a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company, whether as main or territorial or ancillary proceedings, or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c).

"Pertinent Matter" means:

(a)                any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)                any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced from time to time.

"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lenders and/or the satisfaction of any other condition, would constitute an Event of Default.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days).

"Reference Bank" means, subject to Clause 26.16, the London branch of Nordea Bank Abp, filial i Norge and any of its successors.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Relevant Person" has the meaning given in Clause 19.9.

"Repayment  Date" means a date on which a repayment is required to be made under Clause 8.

"Repayment Instalment" means any repayment instalment referred to in Clause 8.1.

"Replacement Benchmark" means a benchmark rate which is:

(a)                formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)                  the administrator of that Screen Rate; or

(ii)                any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;

(b)                in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)                 in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Screen Rate.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Party" means a person:

(a)                that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person);

(b)                that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country; or

(c)                  that is directly or indirectly owned or controlled by a person referred to in (a) and/or (b) above ; or

(d)                with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

"Sanctions Authority" means the Norwegian State, the United Nations, the European Union, the member states of the European Union, the United Kingdom, the United States of America and any authority, official institution or agency acting on behalf of any of them in connection with Sanctions Laws.

"Sanctions Laws" means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, Executive Orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

"Sanctions List" means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

"Screen Rate" means, in relation to LIBOR, ICE Benchmark Administration Limited Interest Settlement Rate for Dollars for the relevant period displayed on the appropriate page of the

Telerate or Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders and, for the purpose of this definition, references to ICE Benchmark Administration Limited shall be construed to include any other person who takes over the administration of the London interbank offered rate.

"Screen Rate Contingency Period" means 10 Business Days.

"Screen Rate Replacement Event" means, in relation to a Screen Rate:

(a)                the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrowers, materially changed;

(b)

(i)

(A)                the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)                information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)                the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)               the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)               the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)                 the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)                  the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrowers) temporary; or

(ii)                that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or

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(d)                in the opinion of the Majority Lenders and the Borrowers, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Secured Liabilities" means all liabilities which the Borrowers, the Corporate Guarantor, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"Security Interest" means:

(a)                a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)                the security rights of a plaintiff under an action in rem; and

(c)                 any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Security Party" means the Corporate Guarantor, the Approved Manager and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents".

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the other Creditor Parties that:

(a)                all amounts which have become due for payment by the Borrowers or any Security Party under the Finance Documents have been paid;

(b)                no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)                 neither a Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 below or any other provision of this Agreement or another Finance Document; and

(d)                the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrowers or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

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"Security Trustee" means Nordea Bank Abp, filial i Norge, acting in such capacity through its office at Essendrops gate 7, Postboks, 1166 Sentrum, 0107 Oslo, 920058817 MVA, Norway, or any successor of it appointed under clause 5 of the Agency and Trust Deed.

"Servicing Bank" means the Agent or the Security Trustee.

"Shares Pledge" means, in relation to each Borrower, a deed executed by the Corporate Guarantor, creating security over the share capital of that Borrower in the Agreed Form and, in the plural, means all of them.

"Ship A" means the 2005-built Capesize bulk carrier vessel of 180,235 deadweight tonnage registered in the ownership of Knox under the Marshall Islands flag under IMO No. 9324992 with the name of "ALIKI".

"Ship B" means the 2005-built Capesize bulk carrier vessel of 177,243 deadweight tonnage currently registered in the ownership of Bokak under the Marshall Islands flag under IMO No. 9331464 with the name of "BALTIMORE".

"Ship C" means the 2010-built Panamax bulk carrier vessel of 81,297 deadweight tonnage registered in the ownership of Jemo under the Marshall Islands flag under IMO No. 9397731 with the name of "LETO".

"Ship D" means the 2012-built Post-Panamax bulk carrier vessel of 98,697 deadweight tonnage registered in the ownership of Guam under the Marshall Islands flag under IMO No. 9599157 with the name of "AMPHITRITE".

"Ship E" means the 2012-built Post-Panamax bulk carrier vessel of 98,704 deadweight tonnage registered in the ownership of Palau under the Marshall Islands flag under IMO No. 9598660 with the name of "POLYMNIA".

"Ship F" means the 2010-built bulk carrier vessel of 82,117 deadweight tonnage registered in the ownership of Makur under the Marshall Islands flag under IMO No. 9422940 with the name of "MYRSINI".

"Ship G" means the 2005-built bulk carrier vessel of 76,225 deadweight tonnage currently registered in the ownership of Mandaringina under the Marshall Islands flag under IMO No. 9286968 with the name of "MELIA".

"Ship H" means the 2006-built bulk carrier vessel of 74,381 deadweight tonnage currently registered in the ownership of Vesta under the Marshall Islands flag under IMO No. 9299616 with the name of "CORONIS".

"Ships" means, together, Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G and Ship H and, in the singular, means any of them.

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

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"Subsequent Extension Request" has the meaning given in Clause 8.3.

"Swap Bank" means Nordea Bank Abp.

"Swap Exposure" means, as at any relevant date, the amount certified by the Swap Bank to the Agent to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all outstanding Designated Transactions.

"Total Loss" means, in relation to a Ship:

(a)                actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)                any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the Borrower owning that Ship;

(c)                 any condemnation of the Ship by any tribunal or by any person or person claiming to be a tribunal; and

(d)                any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the full control of the Borrower owning the Ship.

"Total Loss Date" means, in relation to a Ship:

(a)                in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)                in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)                  the date on which a notice of abandonment is given to the insurers; and

(ii)                the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning the Ship with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)                 in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

"Transaction" has the meaning given in the Master Agreement.

"Transfer Certificate" has the meaning given in Clause 26.2.

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"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Deed.

"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"US" means the United States of America.

"US Tax Obligor" means:

(a)                a person which is resident for tax purposes in the US; or

(b)                a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Vesta" means Vesta Commercial, S.A., a company incorporated in the Republic of Panama whose registered address is at Edificio P.H. Bonanza Plaza, Calle 41 Bella Vista, Panama, Republic of Panama.

"Write-down and Conversion Powers" means:

(a)                in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)                in relation to any other applicable Bail-In Legislation:

(i)                  any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                any similar or analogous powers under that Bail-In Legislation; and

(c)                 in relation to any UK Bail-In Legislation:

(i)                  any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                any similar or analogous powers under that UK Bail-In Legislation.

1.2              Construction of certain terms

In this Agreement:

"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator.

"approved" means, for the purposes of Clause 13, approved in writing by the Agent.

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

"company" includes any partnership, joint venture and unincorporated association.

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained.

"document" includes a deed; also a letter or fax.

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims.

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax.

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union,  the European Commission, the United Nations or its Security Council.

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation.

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"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.

"months" shall be construed in accordance with Clause 1.3.

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document.

"parent company" has the meaning given in Clause 1.4.

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation.

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/11/95) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"regulation" includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

"subsidiary" has the meaning given in Clause 1.4.

"successor" includes any person who is entitled (by assignment, novation, merger or otherwise) to any person's rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person.

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

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1.3              Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)                on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)               on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4              Meaning of "subsidiary"

A company (S) is a subsidiary of another company (P) if:

(a)                a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)               P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)                P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)               P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

and any company of which S is a subsidiary is a parent company of S.

1.5              General Interpretation

In this Agreement:

(a)                references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)               references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)                words denoting the singular number shall include the plural and vice versa; and

(d)               Clauses 1.1 to 1.5 apply unless the contrary intention appears.

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1.6              Headings

In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2                    Facility

2.1              Amount of facility

Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers, in one advance, a term loan facility of up to the lesser of (i) $55,848,000, (ii) the Existing Indebtedness and (iii) 65 per cent. of the aggregate Initial Market Value of the Ships for the purpose of re-financing the Existing Indebtedness.

2.2              Lenders' participations in the Loan

Subject to the other provisions of this Agreement, each Lender shall participate in the Loan in the proportion which, as at the Drawdown Date, its Commitment bears to the Total Commitments.

2.3              Purpose of the Loan

The Borrowers undertake with each Creditor Party to use the Loan only for the purpose stated in the preamble to this Agreement.

3                    Position of the Lenders, the Swap and the Majority Lenders

3.1              Interests of Lenders and Swap Bank several

The rights of the Lenders and the Swap Bank under this Agreement and the Master Agreement are several; accordingly:

(a)                each Lender shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement; and

(b)               the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under the Master Agreement,

without joining the Agent, the Security Trustee, any other Lender and the Swap Bank as additional parties in the proceedings.

3.2              Proceedings by individual Lender or Swap Bank

However, without the prior consent of the Majority Lenders, no Lender nor the Swap Bank may bring proceedings in respect of:

(a)                any other liability or obligation of any Borrower or a Security Party under or connected with a Finance Document; or

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(b)               any misrepresentation or breach of warranty by any Borrower or a Security Party in or connected with a Finance Document.

3.3              Obligations several

The obligations of the Lenders and the Swap Bank under this Agreement and of the Swap Bank under the Master Agreement are several; and a failure of a Lender or the Swap Bank to perform its obligations under this Agreement or of the Swap Bank to perform its obligations under the Master Agreement shall not result in:

(a)                the obligations of the other Lenders or (as the case may be) the Swap Bank being increased; nor

(b)               any Borrower, any Security Party or any other Creditor Party being discharged (in whole or in part) from its obligations under any Finance Document,

and in no circumstances shall a Lender or the Swap Bank have any responsibility for a failure of another Lender or the Swap Bank to perform its obligations under this Agreement or the Master Agreement.

3.4              Parties bound by certain actions of Majority Lenders

Every Lender, the Swap Bank, each Borrower and each Security Party shall be bound by:

(a)                any determination made, or action taken, by the Majority Lenders under any provision of a Finance Document;

(b)               any instruction or authorisation given by the Majority Lenders to the Agent or the Security Trustee under or in connection with any Finance Document (subject always to Clause 27.2);

(c)                any action taken (or in good faith purportedly taken) by the Agent or the Security Trustee in accordance with such an instruction or authorisation.

3.5              Reliance on action of Agent

However, each Borrower and each Security Party:

(a)                shall be entitled to assume that the Majority Lenders have duly given any instruction or authorisation which, under any provision of a Finance Document, is required in relation to any action which the Agent has taken or is about to take; and

(b)               shall not be entitled to require any evidence that such an instruction or authorisation has been given.

3.6              Construction

In Clauses 3.4 and 3.5 references to action taken include (without limitation) the granting of any waiver or consent, an approval of any document and an agreement to any matter.

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4                    Drawdown

4.1              Request for the Loan

Subject to the following conditions, the Borrowers may request the Loan to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (Oslo time) 3 Business Days (or such shorter period as the Agent may, in its absolute discretion, agree) prior to the intended Drawdown Date.

4.2              Availability

The conditions referred to in Clause 4.1 are that:

(a)                the Drawdown Date has to be a Business Day during the Availability Period;

(b)               the amount of the Loan shall not exceed an amount of up to the lesser of (i) US$55,848,000, (ii) the Existing Indebtedness and (ii) 65 per cent. of the aggregate Initial Market Value of the Ships; and

(c)                the Loan shall be made available in one advance and shall be applied in re-financing the Existing Indebtedness.

4.3              Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)                the amount of the Loan and the Drawdown Date;

(b)               the amount of that Lender's participation in the Loan; and

(c)                the duration of the first Interest Period.

4.4              Drawdown Notice irrevocable

A Drawdown Notice must be signed by a director or an authorised representative of each Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

4.5              Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on the Drawdown Date under Clause 2.2.

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4.6              Disbursement of the Loan

Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)                to the account which the Borrowers specify in the Drawdown Notice; and

(b)               in the like funds as the Agent received the payments from the Lenders.

4.7              Disbursement of the Loan to third party

The payment by the Agent under Clause 4.6 shall constitute the making of the Loan and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's Contribution.

4.8              Designated Transactions under the Master Agreement

(a)                The Borrowers may at any time conclude Designated Transactions with the Swap Bank pursuant to the Master Agreement for the purpose of swapping their interest payment obligations and managing their exposure to fluctuation in LIBOR under this Agreement.  The Borrowers agree that signature of the Master Agreement does not commit the Swap Bank to conclude Designated Transactions, or even to offer terms for doing so, but does provide a contractual framework within which Designated Transactions may be concluded and secured, assuming that mutually acceptable terms can be agreed at the relevant time.

(b)               The Lenders agree that, to enable the Borrowers to secure their obligations to the Swap Bank under the Master Agreement, the security of the other Finance Documents shall be held by the Security Trustee not only to secure the Borrowers' obligations under this Agreement but also the Borrowers' obligations under the Master Agreement on the terms set out in Clause 17.

5                    Interest

5.1              Payment of normal interest

Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period applicable thereto shall be paid by the Borrowers on the last day of that Interest Period.

5.2              Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of (i) the Margin and (ii) LIBOR for that Interest Period.

5.3              Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4              Notification of Interest Periods and rates of normal interest

The Agent shall notify the Borrowers and each Lender of:

(a)                each rate of interest; and

(b)               the duration of each Interest Period

as soon as reasonably practicable after each is determined.

5.5              Obligation of Reference Bank to quote

The Reference Bank shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement unless the Reference Bank ceases to be a Lender pursuant to Clause 26.16.

5.6              Absence of quotations by Reference Bank

If the Reference Bank fails to supply a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7              Market disruption

The following provisions of this Clause 5 apply if:

(a)                no Screen Rate is available for an Interest Period and the Reference Bank does not, before 1.00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)               at least 1 Business Day before the start of an Interest Period, a Lender with Contribution amounting to more than 33.3 per cent. of the Loan, may notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding its respective Contribution (or any part of it) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)                at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8              Notification of market disruption

The Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9              Suspension of drawdown

If the Agent's notice under Clause 5.8 is served before the Loan is made:

(a)                in a case falling within Clauses 5.7(a) or 5.7(b), the Lenders' obligations to make the Loan; and

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(b)               in a case falling within Clause 5.7, the Affected Lender's obligation to participate in the Loan,

shall be suspended while the circumstances referred to in the Agent's notice continue.

5.10           Negotiation of alternative rate of interest

If the Agent's notice under Clause 5.5 is served after the Loan is made, then subject to Clause 27.4,  the Borrowers, the Agent, the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within 30 days after the date on which the Agent serves its notice under Clause 5.5 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11           Application of agreed alternative rate of interest

Subject to Clause 27.4, any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12           Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant  circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13           Notice of prepayment

If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 15 Business Days' notice of their intention to prepay the Loan at the end of the interest period set by the Agent.

5.14           Prepayment; termination of Commitments

A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers' notice of intended prepayment; and:

(a)                on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)               on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.15           Application of prepayment

The provisions of Clause 8 shall apply in relation to the prepayment.

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6                    Interest Periods

6.1              Commencement of Interest Periods

The first Interest Period applicable to the Loan shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2              Duration of normal Interest Periods

Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)                1 or 3 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (Oslo time) 5 Business Days (or such longer period as the Agent and the Borrowers may agree) before the commencement of the Interest Period; or

(b)               3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or

(c)                such other period as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers.

6.3              Duration of Interest Periods for repayment instalments

In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4              Non-availability of matching deposits for Interest Period selected

If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

7                    Default Interest

7.1              Payment of default interest on overdue amounts

The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)                the date on which the Finance Documents provide that such amount is due for payment; or

(b)               if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)                if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

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7.2              Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)                in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)               in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3              Calculation of default rate of interest

The rates referred to in Clause 7.2 are:

(a)                the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it); and

(b)               the aggregate of the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)                  LIBOR; or

(ii)                if the Agent (after consultation with the Reference Bank) determines that Dollar deposits for any such period are not being made available to the Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Bank from such other sources as the Agent (after consultation with the Reference Bank) may from time to time determine.

7.4              Notification of interest periods and default rates

The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent's notification.

7.5              Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6              Compounding of default interest

Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

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7.7              Application to Master Agreement

For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

8                    Repayment and Prepayment

8.1              Amount of repayment instalments

(a)                The Borrowers shall repay the Loan as follows:

(i)                  if no Initial Extension Request has been served within the time frame set out in paragraph (a) of Clause 8.3 or an Initial Extension Request has been served but has been refused by all Lenders, the Loan shall be repaid by:

(A)               8 equal consecutive three-monthly instalments each in an amount equal to $1,861,600; and

(B)               a balloon instalment in an amount equal to $40,955,200; or

(ii)                if an Initial Extension Request has been served under paragraph (a) of Clause 8.3 and has been accepted by the Lenders (or any of them), the Loan shall be repaid by:

(A)               12 equal consecutive three-monthly instalments each in an amount equal to $1,861,600; and

(B)               a balloon instalment in an amount equal to $33,508,800; or

(iii)               if a Subsequent Extension Request has been served under paragraph (b) of Clause 8.3 and has been accepted by the Lenders (or any of them), the Loan shall be repaid by:

(A)               16 equal consecutive three-monthly instalments each in an amount equal to $1,861,600; and

(B)               a balloon instalment in an amount equal to $26,062,400.

(b)               If any Lender or Lenders refuse, or are deemed to have refused, an Extension Request and their respective Contributions are repaid in accordance with Clause 8.3(g) prior to the full repayment of the Loan, then the Repayment Instalments and the Balloon Instalment for each Repayment Date falling after the repayment of such Contributions will be reduced pro rata by the amount of the Loan repaid.

8.2              Repayment Dates

The first Repayment Instalment for the Loan shall be repaid on 19 June 2020, each subsequent Repayment Instalment shall be repaid at three-monthly intervals thereafter and the last Repayment Instalment together with the Balloon Instalment shall be repaid on the Final Maturity Date.

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8.3              Extension of Final Maturity Date

(a)                The Borrowers may, by delivering a request to the Agent (an "Initial  Extension Request") not earlier than the date falling 5 months prior to the Initial Maturity Date but not later than the date falling 2 months prior to such date, request an extension of the Initial Maturity Date by 1 year.

(b)               Subject to the Initial Maturity Date having been extended pursuant to paragraph (a) of this Clause, the Borrowers may, by delivering an additional Extension Request (a "Subsequent Extension Request"), not earlier than the date falling 5 months prior to the Extended Maturity Date but not later than the date falling 2 months prior to such date, request an additional extension of the Extended Maturity Date by 1 year.

(c)                The Final Maturity Date shall in no event extend beyond the date falling on the fourth anniversary of the Drawdown Date.

(d)               Each Extension Request delivered pursuant to paragraphs (a) and (b) of this Clause must specify whether, as at the date of that Extension Request, an Event of Default has occurred and is continuing or, in the Lenders' opinion (acting reasonably), might result from the extension requested in that Extension Request.

(e)                The Agent shall promptly notify the Lenders of the receipt of an Extension Request.

(f)                 Each Lender may (in its absolute discretion) accept an Extension Request by giving written notice to the Agent by no later than the date falling 30 days after the date on which the relevant Extension Request was delivered to the Agent by the Borrowers (a "Cut-Off Date"). The Final Maturity Date in respect of the Contributions of each Lender that has accepted an Extension Request will be extended in accordance with that Extension Request upon payment of the fee payable pursuant to Clause 20.2 in respect of that extension.

(g)                If a Lender notifies the Agent by the relevant Cut-Off Date that it refuses the Extension Request, then the Final Maturity Date in relation to the Contributions of that Lender and any interest accrued thereon shall remain unchanged and such amounts shall remain due and payable on such date.

(h)               If a Lender fails to reply to the Agent with respect to an Extension Request by the relevant Cut-Off Date, it will be deemed to have refused the Extension Request.

(i)                  By no later than the date falling 3 Business Days after a Cut-Off Date, the Agent shall inform the Borrowers and the Lenders of:

(i)                  the identity of the Lenders which have accepted and the identity of the Lenders which have refused, or are deemed to have refused, the Extension Request; and

(ii)                the amount of the Contributions which are to be extended.

(j)                  Any Extension Request delivered under this Clause is irrevocable.

8.4              Final Maturity Date

On the Final Maturity Date, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.5              Voluntary prepayment

Subject to the following conditions, the Borrowers may prepay the whole or any part of the Loan on the last day of an Interest Period.

8.6              Conditions for voluntary prepayment

The conditions referred to in Clause 8.5 are that:

(a)                a partial prepayment shall be $500,000 or a higher integral multiple of $500,000;

(b)               the Agent has received from the Borrowers at least 3 days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)                the Borrowers have provided evidence satisfactory to the Agent that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with; and

(d)               the Borrowers have complied with Clause 8.13 on or prior to the date of prepayment.

8.7              Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.8              Notification of notice of prepayment

The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.6(c).

8.9              Mandatory prepayment

The Borrowers shall be obliged to prepay the whole of the Relevant Amount if a Ship is sold or becomes a Total Loss:

(a)                in the case of a sale, on or before the date on which the Mortgage on that Ship is released; or

(b)               in the case of a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

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In this Clause 8.9 "Relevant Amount" means an amount achieved by dividing the Market Value of the Ship which has been sold or become Total Loss by the aggregate of the Market Value of all Ships (including the Ship that has become sold or Total Loss) and multiplying it by the Loan on the date that the relevant Ship is sold or becomes a Total Loss.

8.10           Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.11           Application of partial prepayment

Each partial prepayment made pursuant to Clauses 8.5 and 8.9 shall be applied pro rata against the then outstanding Repayment Instalments and the Balloon Instalment.

8.12           No re-borrowing

No amount prepaid may be re-borrowed.

8.13           Unwinding of Designated Transactions

On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, each Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

9                    Conditions Precedent

9.1              Documents, fees and no default

Each Lender's obligation to contribute to the Loan is subject to the following conditions precedent:

(a)                that, on or before the service of the Drawdown Notice, the Agent receives:

(i)                  the documents described in Part A of Schedule 3 in form and substance satisfactory to the Agent and its lawyers; and

(ii)                the arrangement fee referred to in Clause 20.1;

(b)               that, on the Drawdown Date but prior to the making of the Loan, the Agent receives or is satisfied that it will receive on the making of the Loan the documents described in Part B of Schedule 3 in form and substance satisfactory to it and its lawyers;

(c)                that, on or before the service of the Drawdown Date, the Agent receives payment of any expenses payable pursuant to Clause 20.3 which is due and payable on the Drawdown Date;

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(d)               that both at the date of the Drawdown Notice and at the Drawdown Date:

(i)                  no Event of Default or Potential Event of Default has occurred or would result from the borrowing of the Loan;

(ii)                the representations and warranties in Clause 10.1 and those of any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)               none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(iv)               there has been no material adverse change in the financial condition, state of affairs or prospects of the Borrowers (or any of them), the Corporate Guarantor or any other Security Party since 31 October 2019 in the light of which the Agent considers that there is a significant risk that the Borrowers, the Corporate Guarantor or any other Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due;

(e)                that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Loan, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)                 that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the Drawdown Date.

9.2              Waiver of conditions precedent

(a)                Subject to paragraph (b) below, if the Majority Lenders, at their discretion, permit the Loan to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

(b)               The Majority Lenders hereby agree to permit the Loan to be borrowed prior to the Borrowers providing the letters of undertaking and the letters of resignation which are to be signed under each Shares Pledge by Mr Symeon Palios in his capacity as director and/or officer of each Borrower, on the condition that the Borrowers shall ensure that they will provide these letters duly signed by Mr Symeon Palios (or his replacement director or, as the case may be, officer) within 3 months after the Drawdown Date (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10                Representations and Warranties

10.1           General

Each Borrower represents and warrants to each Creditor Party as follows.

10.2           Status

(a)                Each Borrower, save for Vesta, is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

(b)               Vesta is duly incorporated and validly existing and in good standing under the laws of Panama.

10.3           Shares and ownership

(a)                Each Borrower (other than Vesta) is authorised to issue Five hundred (500) registered shares with par value of $0,01 each.

(b)               Vesta has an authorised share capital of One hundred (100) registered shares.

(c)                The legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Corporate Guarantor.

10.4           Corporate power

Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)                to register permanently the Ship owned by it in its name under the Approved Flag;

(b)               to execute the Finance Documents to which that Borrower is a party; and

(c)                to borrow under this Agreement, to enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which it is a party.

10.5           Consents in force

All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6           Legal validity; effective Security Interests

The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)                constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)               create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors' rights generally.

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10.7           No third party Security Interests

Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document to which a Borrower is a party:

(a)                each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)               no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8           No conflicts

The execution by each Borrower of each Finance Document to which it is a party, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)                any law or regulation; or

(b)               the constitutional documents of that Borrower; or

(c)                any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9           No withholding taxes

All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10       No default

No Event of Default or Potential Event of Default has occurred.

10.11       Information

All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of any Borrower from that disclosed in the latest of those accounts.

10.12       No litigation

No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower's knowledge, is likely to be commenced or taken.

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10.13       Validity and completeness of the Initial Charter

(a)                The Initial Charter constitutes valid, binding and enforceable obligations of the Initial Charterer and Bokak in accordance with its terms.

(b)               The copy of the Initial Charter delivered to the Agent before the date of this Agreement is a true and complete copy.

(c)                Other than those amendments and additions to the Initial Charter disclosed to the Agent before the date of this Agreement, no amendments or additions to the Initial Charter have been agreed nor has Bokak or the Initial Charterer waived any of their respective rights under the Initial Charter.

10.14       Compliance with certain undertakings

At the date of this Agreement, the Borrowers are in compliance with Clauses 11.2, 11.4, 11.9 and 11.13.

10.15       Taxes paid

Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

10.16       ISM Code and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Approved Manager and the Ships have been complied with.

10.17       No money laundering

Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which a Borrower is a party, the Borrowers confirm (i) that they are acting for their own account; (ii) that they will use the proceeds of the Loan for their own benefit, under their full responsibility and exclusively for the purposes specified in this Agreement; (iii) that no Borrower and no Security Party nor any of their respective subsidiaries, directors, or officers, or, to the best of the Borrowers' knowledge, any affiliate, agent or employee thereof has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and each Borrower and each Security Party has instituted and maintains policies and procedures designated to prevent violation of such laws regulations and rules and (iv) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

10.18       No immunity

No Borrower, nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit attachment prior to judgement, execution or other enforcement).

10.19       Sanctions Laws

(a)                Each Borrower, Security Party and member of the Group and their respective subsidiaries, directors, officers, employees, and to the best of each Borrower's knowledge, their respective agents or representatives has been and is in compliance with Sanctions Laws.

(b)               No Borrower, Security Party or member of the Group, none of their subsidiaries and none of their respective directors, officers, employees, and to the best of each Borrower's knowledge, none of their respective agents or representatives:

(i)                  is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)                is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws by any Sanctions Authority.

10.20       Compliance with applicable laws

Each Borrower is at all times in compliance with all applicable laws or regulations, including but not limited to all Environmental Laws.

11                General Undertakings

11.1           General

Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2           Title; negative pledge

Each Borrower will:

(a)                hold the legal title to, and own the entire beneficial interest in the Ship owned by it, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(b)               not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to, that Borrower's rights against the Swap Bank under the Master Agreement or all or any part of that Borrower's interest in any amount payable to that Borrower by the Swap Bank under the Master Agreement).

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11.3           No disposal of assets

No Borrower will transfer, lease or otherwise dispose of:

(a)                all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)               any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

but paragraph (a) does not apply to any charter of a Ship as to which Clause 14.13 applies.

11.4           No other liabilities or obligations to be incurred

No Borrower will incur any liability or obligation except:

(a)                under the Finance Documents to which it is a party;

(b)               liabilities or obligations reasonably incurred in the ordinary course of owning, operating and chartering the Ship;

(c)                in respect of the Designated Transactions; and

(d)               for the duration Existing Indebtedness Grace Period only, liabilities incurred under the Previous Loan Agreement.

11.5           Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

11.6           Provision of financial statements

Each Borrower will send or procure that are to be sent to the Agent:

(a)                as soon as possible, but in no event later than 180 days after the end of each Financial Year of the Corporate Guarantor the audited annual consolidated financial statements of the Corporate Guarantor for that Financial Year of the Corporate Guarantor (commencing with the financial statements for the year that ended on 31 December 2019);

(b)               as soon as possible, but in no event later than 90 days after the end of each Financial Year of the Corporate Guarantor the unaudited annual consolidated financial statements of the Corporate Guarantor for that Financial Year of the Corporate Guarantor (commencing with the financial statements for the year that ended on 31 December 2019);

(c)                as soon as possible, but in no event later than 90 days after 30 June in each Financial Year of the Corporate Guarantor the unaudited semi-annual consolidated financial statements of the Corporate Guarantor for the first six-month period of such Financial Year and in the form published

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in the relevant press release  (commencing with the financial statements for the 6-month period ending 30 June 2020) certified as to their correctness by the chief financial officer of the Corporate Guarantor; and

(d)               promptly after a request by the Agent, such further financial or other information in respect of the Borrowers, the Ships, the Corporate Guarantor, the other Security Parties, the Fleet Vessels and the Group (including, but not limited to, charter arrangements, Financial Indebtedness, operating expenses) as the Agent may reasonably require.

11.7           Form of financial statements

All accounts delivered under Clause 11.6 will:

(a)                be prepared in accordance with all applicable laws and GAAP consistently applied;

(b)               give a true and fair view of the state of affairs of the Group at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)                fully disclose or provide for all significant liabilities of the Group.

11.8           Shareholder and creditor notices

Each Borrower will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to that Borrower's shareholders or creditors or any class of them.

11.9           Consents

Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)                for that Borrower to perform its obligations under any Finance  Document to which it is a party;

(b)               for the validity or enforceability of any Finance Document to which it is a party; and

(c)                for that Borrower to continue to own and operate the Ship owned by it,

and that Borrower will comply with the terms of all such consents.

11.10       Maintenance of Security Interests

Each Borrower will:

(a)                at its own cost, do all that is necessary to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and

(b)               without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document,

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give any notice or take any other step which, in the opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11       Notification of litigation

Each Borrower will provide the Agent with details of any legal or administrative action involving that Borrower, any Security Party, the Approved Manager or the Ship owned by it, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

11.12       No amendment to Master Agreement

No Borrower will agree to any amendment or supplement to, or waive or fail to enforce, the Master Agreement or any of its provisions.

11.13       Principal place of business

No Borrower will establish, or do anything as a result of which it would be deemed to have, a place of business in any country other than Greece.

11.14       Confirmation of no default

Each Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of that Borrower and which:

(a)                states that no Event of Default or Potential Event of Default has occurred; or

(b)               states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.14 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if the Loan hasn't been drawn) Commitments exceeding 10 per cent of the Total Commitments; and this Clause 11.14 does not affect the Borrowers' obligations under Clause 11.15.

11.15       Notification of default

Each Borrower will notify the Agent as soon as that Borrower becomes aware of:

(a)                the occurrence of an Event of Default or a Potential Event of Default; or

(b)               any matter which indicates that an Event of Default or a Potential Event of Default may have occurred,

and will keep the Agent fully up to date with all developments.

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11.16       Provision of further information

Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)                to the Borrowers, the Group, the Corporate Guarantor, the Ships, the other Fleet Vessels, their Insurances or their Earnings (including, but not limited to, any sales or purchases of any Fleet Vessels, the incurrence of Financial Indebtedness by members of the Group, details of the employment of the Fleet Vessels) as the Agent may require; or

(b)               to any other matter relevant to, or to any provision of, a Finance Document,

which may be requested by the Agent, the Security Trustee, the Swap Bank or any Lender at any time.

11.17       Provision of copies and translation of documents

Each Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.

11.18       Know your customer

Promptly upon the Agent's request each Borrower will supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Creditor Party to carry out and be satisfied with the results of all necessary "know your client" or other checks which it is required to carry out in relation to the transactions contemplated by the Finance Documents and to the identity of any parties to the Finance Documents (other than Creditor Parties) and their directors and officers.

11.19       No amendment to the Initial Charter

Bokak will ensure that the parties to the Initial Charter will not agree to any amendment or supplement to, or waive or fail to enforce, the Initial Charter or any of its provisions.

11.20       Payment of taxes

Each Borrower shall pay when due all taxes applicable to, or imposed on, its business or the Ship owned by it.

11.21       Bribery and anti-corruption laws

(a)                No Borrower shall use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)               Each Borrower shall (and shall procure that each other Security Party and each other member of the Group shall):

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(i)                  conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)                maintain policies and procedures designed to promote and achieve compliance with such laws.

11.22       Sanctions Laws

(a)                Each Borrower shall ensure that none of them or the Security Parties nor any of their respective subsidiaries or any member of the Group, their respective directors, officers, employees, agents or representatives or any other persons acting on any of their behalf, is or will become a Restricted Party.

(b)               Each Borrower shall supply to the Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws by any Sanctions Authority against a Borrower, any Security Party, any of their respective direct or indirect owners, their respective subsidiaries or any member of the Group, any of their joint ventures or any of their respective directors, officers, employees, agents or representatives, as well as information on what steps are being taken with regards to answer or oppose such.

(c)                Each Borrower shall (and shall procure that the other members of the Group will) implement and maintain in effect policies and procedures designed to promote and ensure compliance by them and their respective directors, officers and employees acting on their behalf with Sanctions Laws and anti-corruption laws and regulations.

11.23       Use of proceeds

(a)                No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions Laws.

(b)               The Borrowers shall not repay or prepay the Loan or any part thereof or fund all or any part of any payment under this Agreement (i) out of proceeds from funds or assets that (A) constitute property of, or that are beneficially owned directly or indirectly by, any Restricted Party or (B) are obtained or derived from transactions with or relating to any Restricted Party or transactions in violation of Sanctions Laws or (ii) in any manner that would cause any Lender to be in violation of Sanctions Laws.

12                Corporate Undertakings

12.1           General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

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12.2           Maintenance of status

(a)                Each Borrower (other than Vesta) will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

(b)               Vesta will maintain its separate corporate existence and remain in good standing under the laws of Panama.

12.3           Negative undertakings

No Borrower will:

(a)                carry on any business other than the ownership, chartering and operation of the Ship owned by that Borrower; or

(b)               pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (the "Distribution") if an Event of Default has occurred at any relevant time which is continuing or an Event of Default will result from the Distribution; or

(c)                provide any form of credit or financial assistance to:

(i)                  a person who is directly or indirectly interested in that Borrower's share or loan capital; or

(ii)                any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or

(d)               open or maintain any account with any bank or financial institution except accounts with the Agent and the Security Trustee for the purposes of the Finance Documents; or

(e)                issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(f)                 acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than the Designated Transactions; or

(g)                enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

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13                Insurance

13.1           General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2           Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)                fire and usual marine risks (including hull and machinery and excess risks);

(b)               war risks (including terrorism, piracy and confiscation);

(c)                protection and indemnity risks (other than loss of hire or political risks); and

(d)               any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Borrower to insure and which are specified by the Security Trustee by notice to that Borrower.

13.3           Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)                in Dollars;

(b)               in the case of fire and usual marine risks and war risks, (including hull interest and freight interest) in such amount as shall from time to time be approved by the Security Trustee but in any event in an amount not less than the greater of (i) an amount which when aggregated with the insured value of the other Ships then subject to a Mortgage, 120 per cent of the aggregate of the Loan and (ii) the Market Value of the Ship owned by it;

(c)                in the case of hull and machinery policy at an agreed insured value (excluding hull interest and freight interest) in an amount of not less than an amount which when aggregated with the agreed insured values under all the other hull and machinery policies for the other Ships then subject to a Mortgage is not less than the principal amount of the Loan Provided that the Borrowers are in compliance with their obligations under paragraph (b) above at all times;

(d)               in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(e)                in relation to protection and indemnity risks in respect of the full tonnage of the Ship;

(f)                 on approved terms; and

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(g)                through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

13.4           Further protections for the Creditor Parties

In addition to the terms set out in Clause 13.3, each Borrower shall procure that the obligatory insurances effected by it shall:

(a)                subject always to paragraph (b), name that Borrower as the sole named assured unless the interest of every other named assured is limited:

(i)                  in respect of any obligatory insurances for hull and machinery and war risks;

(A)               to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)               to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)                in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)               whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)                name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

(d)               provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e)                provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(f)                 provide that the Security Trustee may make proof of loss if that Borrower fails to do so.

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13.5           Renewal of obligatory insurances

Each Borrower shall:

(a)                at least 21 days before the expiry of any obligatory insurance effected by it:

(i)                  notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)                obtain the Security Trustee's approval to the matters referred to in paragraph (i);

(b)               at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

(c)                procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms each conditions of the renewal.

13.6           Copies of policies; letters of undertaking

Each Borrower shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)                they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)               they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)                they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)               they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)                they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

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13.7           Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a)                a certified copy of the certificate of entry for that Ship owned by it;

(b)               a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)                a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8           Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

13.9           Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

13.10       Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11       Restrictions on employment

No Borrower shall employ its Ship, nor shall permit it to be employed, outside the cover provided by any obligatory insurances.

13.12       Compliance with terms of insurances

No Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)                each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)               no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

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(c)                each Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)               no Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.13       Alteration to terms of insurances

(a)                No Borrower shall make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

(b)               Without limiting the generality of the foregoing, no Borrower shall either make or agree to any alteration to the terms of any war risks and allied perils coverage (including piracy coverage) whereby trading to conditional (excluded) areas not declared on the annual policy would be altered without the consent of the Agent.

13.14       Settlement of claims

No Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.15       Provision of copies of communications

Each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all written communications between a Borrower and:

(a)                the approved brokers;

(b)               the approved protection and indemnity and/or war risks associations; and

(c)                the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)                  that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)                any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

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13.16       Provision of information

In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)                obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)               effecting, maintaining or renewing any such insurances as are referred to in Clause 13.17 below or dealing with or considering any matters relating to any such insurances,

and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.17       Mortgagee's interest insurances

The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance policy in such amounts, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and each Borrower shall upon demand fully indemnify the Creditor Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.18       Review of insurance requirements

The Agent shall be entitled to review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which the Agent reasonably considers significant and capable of affecting the Borrowers, the Ships and their Insurances (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which each Borrower may be subject), and may appoint insurance consultants in relation to this review at the cost of that Borrower.

13.19       Modification of insurance requirements

The Agent shall notify the Borrowers of any proposed modification under Clause 13.18 to the requirements of this Clause 13 which the Agent reasonably considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the relevant Borrower as an amendment to this Clause 13 and shall bind that Borrower accordingly.

13.20       Compliance with mortgagee's instructions

The Agent shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Agent until the Borrower owning that Ship

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implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 13.19.

14                Ship Covenants

14.1           General

Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit (and in the case of Clauses 14.2 and 14.13(e), such permission not to be unreasonably withheld).

14.2           Ship's name and registration

Each Borrower shall keep the Ship owned by it registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship owned by it.

14.3           Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)                consistent with first class ship ownership and management practice;

(b)               so as to maintain the highest class free of overdue recommendations and conditions with a classification society which is a member of IACS acceptable to the Agent; and

(c)                so as to comply with all laws and regulations applicable to vessels registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4           Classification society undertaking

Each Borrower shall instruct the classification society referred to in Clause 14.3:

(a)                to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the classification society in relation to its Ship;

(b)               to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of its Ship at the offices of the classification society and to take copies of them;

(c)                to notify the Security Trustee immediately in writing if the classification society:

(i)                  receives notification from that Borrower or any other person that its Ship's classification society is to be changed; or

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(ii)                becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Borrower's or its Ship's membership of the classification society; and

(d)               following receipt of a written request from the Security Trustee:

(i)                  to confirm that a Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)                if a Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the classification society.

14.5           Modification

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6           Removal of parts

No Borrower shall remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7           Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.8           Inspection

Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

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14.9           Prevention of and release from arrest

Each Borrower shall promptly discharge:

(a)                all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)               all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)                all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.10       Compliance with laws etc.

Each Borrower shall:

(a)                comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, Sanctions Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

(b)               not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code, the ISPS Code and Sanctions Laws; and

(c)                in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11       Provision of information

Each Borrower shall promptly provide the Security Trustee with any information which it requests regarding:

(a)                the Ship owned by it, its employment, position and engagements;

(b)               the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)                any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)               any towages and salvages; and

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(e)                its compliance, the Approved Manager's compliance and the compliance of the Ship owned by it with the ISM Code, the ISPS Code and Sanctions Laws, and, upon the Security Trustee's request, provide copies of any current charter relating to the Ship owned by it , of any current charter guarantee and copies of the Borrower's or the Approved Manager's  Document of Compliance.

14.12       Notification of certain events

Each Borrower shall immediately notify the Security Trustee by fax, confirmed forthwith, by letter of:

(a)                any casualty which is or is likely to be or to become a Major Casualty;

(b)               any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)                any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)               any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)                any intended dry docking of the Ship owned by it;

(f)                 any Environmental Claim made against that Borrower or in connection with the Ship owned by it, or any Environmental Incident;

(g)                any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)               any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

14.13       Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)                let that Ship on demise charter for any period;

(b)               other than the Initial Charter, enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 18 months;

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(c)                enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)               charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e)                appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;

(f)                 de activate or lay-up that Ship; or

(g)                put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed 1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

14.14       Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Trustee.

14.15       Sharing of Earnings

No Borrower shall:

(a)                enter into any agreement or arrangement for the sharing of any Earnings;

(b)               enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; and

(c)                the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of a Borrower to any Earnings.

14.16       ISPS Code

Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

(a)                procure that the Ship owned by that Borrower and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code;

(b)               maintain for that Ship an ISSC; and

(c)                notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

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14.17       Charterparty Assignment

If a Borrower enters into any Charter (subject to obtaining the consent of the Agent in accordance with Clause 14.13(b)), that Borrower shall at the request of the Agent execute in favour of the Security Trustee (and register, if applicable) a Charterparty Assignment and shall:

(a)                serve notices of the Charterparty Assignment on the Charterer and procure that the Charterer acknowledges such notice in such form as the Agent may approve or require; and

(b)               deliver to the Agent such other documents equivalent to those referred to at paragraphs 3, 4 and 5 of Schedule 3, Part A as the Agent may require.

14.18       Poseidon Principles

Each Borrower shall, upon the request by a Lender and at the cost of the Borrowers, on or before 31st July in each calendar year, supply or procure the supply by the relevant classification society to the Agent of all information necessary in order for such Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be confidential information but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment and that a Lender may disclose such information: (i) either to any classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles (such calculations to be made at the cost of the relevant Lender) or (ii) as otherwise permitted under the terms of this Agreement.

14.19       Inventory of Hazardous Material

Each Borrower shall procure that, on the date falling 18 months after the date of this Agreement, its Ship has obtained an Inventory of Hazardous Material, which shall be maintained until the end of the Security Period.

14.20       Sustainable and socially responsible dismantling of ships

Each Borrower shall (and shall procure that each other member of the Group shall) procure that for the duration of the Security Period:

(a)                the Ship owned by it or any other Fleet Vessel shall be recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of the Hong Kong Convention (in the event that the Approved Flag State is not an EEA Member Country) or the EU Ship Recycling Regulation (in the event that the Approved Flag State is an EEA Member Country); or

(b)               where the Ship owned by it or any other Fleet Vessel is sold to an intermediary (whether or not with the intention of being recycled), it shall provide the intermediary with any ship-relevant

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information in its possession which it considers necessary for the development of a ship recycling plan in accordance with the EU Ship Recycling Regulation.

14.21       Sanctions Provisions

(a)                Each Borrower shall, and shall procure that the Ship owned by it and each Security Party shall, and, in respect of any charterer, shall use all reasonable endeavours to procure that the Initial Charterer and any other charterer in respect of its Ship shall, comply in all respects with all laws to which it may be subject, including, without limitation, all national and international laws, directives, regulations, decrees, rulings and such analogous rules, including, but not limited to, rules relating to Sanctions Laws.

(b)               Each Borrower undertakes to make the Initial Charterer and all other charterers and operators of the Ship owned by it aware of the requirements of this Clause and of Clause 10.19 and shall procure that they act in accordance with these requirements.

14.22       Change of Approved Manager

Each Borrower may, at its sole discretion, at any time during the Security Period, change the Approved Manager of its Ship from Diana Shipping Services SA to Diana Wilhelmsen Management Limited, provided that the Borrowers shall give the Agent 5 Business' Days prior written notice and shall provide the Agent no later than the date of the change with:

(a)                documents of the kind specified in paragraphs 2, 3, 5, and 11 of Part A of Schedule 3 in respect of Diana Wilhelmsen Management Limited;

(b)               the documents referred to in paragraph 3 of Part B of Schedule 3; and

(c)                any other documents that the Agent may reasonably require.

15                Security Cover

15.1           Minimum required security cover

Clause 15.2 applies if, at any relevant time during the Security Period, the Agent notifies the Borrowers that:

(a)                the aggregate of the Market Value of the Ships; plus

(b)               the net realisable value of any additional security previously provided under this Clause 15,

is below 125 per cent of the Loan.

15.2           Provision of additional security; prepayment

If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall prepay such part at least of the Loan as will eliminate the shortfall on or before the date falling 1 month after the date on which the Agent's notice is served under Clause 15.1 (the "Prepayment Date") unless at least 1 Business Day before the Prepayment Date the Borrowers have provided additional

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security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.

15.3           Valuation of Ships

The Market Value of a Ship (or any other Fleet Vessel) at any date during the Security Period is that shown by a valuation to be prepared:

(a)                as at a date not more than 14 days previously;

(b)                an Approved Broker (selected by the Borrowers and appointed by the Agent);

(c)                 with or without physical inspection of the Ship (as the Agent may require);

(d)                on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e)                after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale,

Provided that if the Agent reasonably determines that the Market Value of the Ship shown by a valuation prepared in accordance with this Clause 15.3 does not accurately reflect the value of that Ship, it shall have the right to appoint (at the Borrowers' expense) a second Approved Broker to provide a valuation of that Ship addressed to the Agent and prepared in accordance with the terms of this Agreement and the Market Value of that Ship shall be the arithmetic average of the two valuations.

15.4           Value of additional security

The net realisable value of any additional security which is provided under Clause 15.2 shall be determined as follows:

(a)                if it consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3; and

(b)               if it consists of cash, the US Dollar amount thereof.

15.5           Valuations binding

Any valuation under Clauses 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6           Provision of information

The Borrowers shall promptly provide the Agent and the Approved Broker acting under Clauses 15.3 or 15.4 with any information which the Agent or the Approved Broker may request for the

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purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7           Payment of valuation expenses

Without prejudice to the generality of the Borrowers' obligations under Clauses 20.3, 20.4 and 21.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of the Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause (provided that no more than one valuation per Ship subject to a Mortgage per year and, if required by the Agent pursuant to Clause 15.3, one additional valuation per such Ship per year shall be payable by the Borrowers, save for if an Event of Default has occurred which is continuing in which case the Borrowers shall be liable to pay for all valuations that take place during the period such Event of Default is continuing) and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8           Application of prepayment

Clause 8.11 shall apply in relation to any prepayment pursuant to Clause 15.1.

16                Payments and Calculations

16.1           Currency and method of payments

All payments to be made by the Lenders or by any Borrower under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)                by not later than 11.00 a.m. (New York City time) on the due date;

(b)               in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)                in the case of an amount payable by a Lender to the Agent or by a Borrower to the Agent or any Lender, to such account as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)               in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2           Payment on non-Business Day

If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)                the due date shall be extended to the next succeeding Business Day; or

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(b)               if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day, and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3           Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4           Distribution of payments to Creditor Parties

Subject to Clauses 16.5, 16.6 and 16.7:

(a)                any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, the Swap Bank or the Security Trustee shall be made available by the Agent to that Lender, the Swap Bank or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Bank or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)               amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Bank generally shall be distributed by the Agent to each Lender and the Swap Bank pro rata to the amount in that category which is due to it.

16.5           Permitted deductions by Agent

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or the Swap Bank, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or the Swap Bank under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or the Swap Bank to pay on demand.

16.6           Agent only obliged to pay when monies received

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to any Borrower or any Lender or the Swap Bank any sum which the Agent is expecting to receive for remittance or distribution to that Borrower or that Lender or the Swap Bank until the Agent has satisfied itself that it has received that sum.

16.7           Refund to Agent of monies not received

If and to the extent that the Agent makes available a sum to a Borrower or a Lender or the Swap Bank, without first having received that sum, that Borrower or (as the case may be) the Lender or the Swap Bank concerned shall, on demand:

(a)                refund the sum in full to the Agent; and

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(b)               pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8           Agent may assume receipt

Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9           Creditor Party accounts

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10       Agent's memorandum account

The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11       Accounts prima facie evidence

If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by a Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17                Application of Receipts

17.1           Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a)                FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)                  first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by any Borrower under Clauses 20, 21 and 22 of this Agreement or by any Borrower or any Security Party under any corresponding or similar provision in any other Finance Document);

(ii)                secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents (and, for this purpose, the expression "interest" shall include any net amount which a Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master

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Agreement but shall have failed to pay or deliver to the Swap Bank at the time of application or distribution under this Clause 17); and

(iii)               thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)               SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will either or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

(c)                THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2           Variation of order of application

The Agent may, with the authorisation of the Majority Lenders and the Swap Bank, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3           Notice of variation of order of application

The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4           Appropriation rights overridden

This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by any Borrower or any Security Party.

18                Application of Earnings

18.1           Payment of Earnings

Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignments) all Earnings of the Ship owned by it (including but not limited to any sale and/or insurance proceeds) are paid to the Earnings Account for that Ship.

18.2           Location of accounts

Each Borrower shall promptly:

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(a)                comply with any requirement of the Agent as to the location or re location of its Earnings Account; and

(b)               execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) its Earnings Account.

18.3           Debits for expenses etc.

The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.4           Borrowers' obligations unaffected

The provisions of this Clause 18 do not affect:

(a)                the liability of the Borrowers to make payments of principal and interest on the due dates; or

(b)               any other liability or obligation of the Borrowers or any Security Party under any Finance Document.

18.5           Earnings Accounts balances

Subject to the other terms of this Agreement (including, without limitation, the terms of this Clause 18), the monies on the Earnings Account shall be freely available to the Borrowers to be used in accordance with and in compliance with the terms and conditions of this Agreement subject to no Event of Default having occurred which is continuing and the Agent having given notice to the Borrowers that such monies shall not be freely available as a result of such Event of Default.

19                Events of Default

19.1           Events of Default

An Event of Default occurs if:

(a)                any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)               any breach occurs of Clauses 9.2, 10.18, 10.19, 11.2, 11.3, 11.9, 11.18, 11.19, 11.21, 11.22, 11.23, 12.2, 12.3, 13.2, 13.3, 15.1, 15.2 and 12.4 of the Corporate Guarantee; or

(c)                any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues un-remedied 10 days after written notice from the Agent requesting action to remedy the same; or

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(d)               (subject to any applicable grace period specified in the Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e)                any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is materially untrue or misleading when it is made or repeated; or

(f)                 any of the following occurs in relation to any Financial Indebtedness of a Relevant Person (in the case of all Relevant Persons (taken as a whole) exceeding in aggregate $10,000,000 (or the equivalent in any other currency) at any relevant time Provided that in the case of each Borrower, individually, any Financial Indebtedness exceeding $500,000 (or the equivalent in any other currency)):

(i)                  any Financial Indebtedness of a Relevant Person is not paid when due; or

(ii)                any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)               a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)               any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)                any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)                any of the following occurs in relation to a Relevant Person:

(i)                  a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)                any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums exceeding, in aggregate, in the case of all Relevant Persons (taken as a whole) $10,000,000 (or the equivalent in any other currency) at any relevant time  Provided that in the case of each Borrower, individually, any sum of, or sums exceeding, in aggregate $500,000 (or the equivalent in any other currency);

(iii)               any administrative or other receiver is appointed over any asset of a Relevant Person; or

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(iv)               an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)                any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)               a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)             a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)           an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)               a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court

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order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)                 any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)               in a country other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)               any Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)                  it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)                  for any Borrower, the Corporate Guarantor or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document;

(ii)                for the Agent, the Security Trustee, the Lenders or the Swap Bank to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)                  any official consent necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable any Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)                it appears to the Majority Lenders that, without their prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ownership of any of the shares in a Borrower or the Approved Manager; or

(l)                  any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)             the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)               without the prior consent of the Lenders, the shares of the Corporate Guarantor cease to be listed on the New York Stock Exchange; or

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(o)               an Event of Default (as defined in section 14 of the Master Agreement) occurs; or

(p)               the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Swap Bank; or

(q)               any other event occurs or any other circumstances arise or develop including, without limitation:

(i)                  a change in the financial position, state of affairs or prospects of any Relevant Person; or

(ii)                any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person in the light of which the Majority Lenders consider that there is a significant risk that any  Borrower or Corporate Guarantor is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

19.2           Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default:

(a)                the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)                  serve on the Borrowers a notice stating that all or part of the Commitments and of the other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or

(ii)                serve on the Borrowers a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)               take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)               the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a)(i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Bank are entitled to take under any Finance Document or any applicable law.

19.3           Termination of Commitments

On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

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19.4           Acceleration of Loan

On the service of a notice under Clause 19.2(a)(ii), all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5           Multiple notices; action without notice

The Agent may serve notices under Clauses 19.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6           Notification of Creditor Parties and Security Parties

The Agent shall send to each Lender, the Swap Bank, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

19.7           Creditor Party's rights unimpaired

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8           Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

(a)                for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)               as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees and any other member of the Group.

19.9           Relevant Persons

In this Clause 19, a "Relevant Person" means a Borrower, the Corporate Guarantor or a Security Party, and any company which is a subsidiary of the Corporate Guarantor or a Security Party and

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any other member of the Group but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.

19.10       Interpretation

In Clause 19.1(f), references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g), "petition" includes an application.

19.11       Position of Swap Bank

Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of the Swap Bank except to the extent that the Swap Bank is also a Lender.

20                Fees and Expenses

20.1           Arrangement fee

The Borrowers shall pay to the Agent, on the date of this Agreement, a non-refundable arrangement fee computed at the rate of 0.30 per cent. of the Total Commitments for distribution among the Lenders pro rata to their Commitments.

20.2           Extension fee

(a)                The Borrowers shall pay to the Agent, for the account of each Lender that accepts an Extension Request in accordance with Clause 8.3(f), a non-refundable extension fee computed at the rate of 0.15 per cent. of that Lender's Commitments.

(b)               Any extension fee is payable on the date falling 5 Business Days after the relevant Cut-Off Date (irrespective of whether the Final Maturity Date may have not yet been extended in accordance with Clause 8.3(f)).

20.3           Costs of negotiation, preparation etc.

The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.4           Costs of variations, amendments, enforcement etc.

The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned, the amount of all expenses incurred by a Creditor Party in connection with:

(a)                any amendment or supplement to a Finance Document (required for the continuation of the availability of the Loan or as contemplated under Clause 27.4), or any proposal for such an amendment to be made;

(b)               any consent or waiver by the Lenders, the Swap Bank, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)                the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)               where the Security Trustee, in its absolute opinion, considers that there has been a material change to the insurances in respect of a Ship, the review of the insurances of that Ship pursuant to Clause 13.18; and

(e)                any step taken by the Creditor party concerned or the Swap Bank with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.5           Extraordinary management time

The Borrowers shall pay to the Agent on its demand compensation in respect of the reasonable and documented amount of time which the management of either Servicing Bank has spent in connection with a matter covered by Clause 20.4 and which exceeds the amount of time which would ordinarily be spent in the performance of the relevant Servicing Bank's routine functions.  Any such compensation shall be based on such reasonable daily or hourly rates as the Agent may notify to the Borrowers and is in addition to any fee paid or payable to the relevant Servicing Bank.

20.6           Documentary taxes

The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.7           Financial Services Authority fees

The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Lender concerned the amounts which the Agent from time to time notifies the Borrowers that a Lender has notified the Agent to be necessary to compensate it for the cost attributable to its Contribution resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the Financial Services Authority calculated by reference to liabilities used to fund its Contribution.

20.8           Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without

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necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21                Indemnities

21.1           Indemnities regarding borrowing and repayment of Loan

The Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)               the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)                any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7); and

(d)               the occurrence of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 19,

and in respect of any tax (other than tax on its overall net income or a FATCA Deduction) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2           Breakage costs

Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)                in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)               in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

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21.3           Miscellaneous indemnities

The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

(a)                any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

(b)               any civil penalty or fine against, and all reasonable costs and expenses (including reasonable fees of counsel and disbursements) incurred in connection with or the defence thereof by, the Agent or any other Creditor Party as a result of conduct of any Borrower or any of their partners, directors, officers, employees, agents or advisors, that violates any Sanctions Laws; or

(c)                any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law or any Sanctions Laws.

21.4           Environmental Indemnity

Without prejudice to its generality, Clause 21.3 covers any claims, demands, proceedings, liabilities, taxes, losses or expenses of every kind which arise, or are asserted, under or in connection with any law relating to safety at sea, pollution or the protection of the environment, the ISM Code or the ISPS Code.

21.5           Currency indemnity

If any sum due from any Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a)                making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)               obtaining an order or judgment from any court or other tribunal; or

(c)                enforcing any such order or judgment,

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

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In this Clause 21.5, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.5 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.6           Application to Master Agreement

For the avoidance of doubt, Clause 21.5 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.

21.7           Mandatory Cost

Each Borrower shall, on demand by the Agent, pay to the Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)                in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)               in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

21.8           Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.9           Sums deemed due to a Lender

For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

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22                No Set-off or Tax Deduction

22.1           No deductions

All amounts due from the Borrowers under a Finance Document shall be paid:

(a)                without any form of set off, cross-claim or condition; and

(b)               free and clear of any tax deduction except a tax deduction which a Borrower is required by law to make.

22.2           Grossing-up for taxes

If a Borrower is required by law to make a tax deduction from any payment:

(a)                that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)               that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)                the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3           Evidence of payment of taxes

Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4           Exclusion of tax on overall net income

In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party's overall net income, other than a FATCA Deduction.

22.5           Application to Master Agreement

For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

22.6           FATCA Information

(a)                Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                  confirm to that other Party whether it is:

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(A)               a FATCA Exempt Party; or

(B)               not a FATCA Exempt Party; and

(ii)                supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

(b)               If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                Paragraph (a) above shall not oblige any Creditor Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                  any law or regulation;

(ii)                any fiduciary duty; or

(iii)               any duty of confidentiality.

(d)               If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)                If a Borrower is a US Tax Obligor, or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)                  where a Borrower is a US Tax Obligor and the relevant Lender is a Lender as of the date of this Agreement, the date of this Agreement;

(ii)                where a Borrower is a US Tax Obligor on a date where a transfer is effected under Clause 26.2 and the relevant Lender is a Transferee Lender, the relevant date on which such transfer is effected under Clause 26.2; or

(iii)               where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(i)                  a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

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(ii)                any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)                 The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrowers.

(g)                If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

(h)               The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

22.7           FATCA Deduction

(a)                Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)               Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Borrower and the Agent and the Agent shall notify the other Creditor Parties.

23                Illegality, etc.

23.1           Illegality

This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a)                unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)               contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

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23.2           Notification of illegality

The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3           Prepayment; termination of Commitment

On the Agent notifying the Borrowers under Clause 23.2, the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4           Mitigation

If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)                have an adverse effect on its business, operations or financial condition; or

(b)               involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)                involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24                Increased Costs

24.1           Increased costs

This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

(a)                the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)               complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

(c)                complying with any regulation (including the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004, in the form existing on the date of this Agreement and any other regulation which relates to capital adequacy or liquidity controls or which affects the manner in

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which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

(d)               the introduction, implementation, application, administration or compliance with Basel III or CRD IV, or any law or regulation which implements or applies Basel III or CRD IV (regardless of the date on which it is enacted, adopted or issued and regardless of whether any such implementation, application or compliance is by a government, regulator, the Creditor Party or any of its affiliates) after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an "increased  cost".

24.2           Meaning of "increased costs"

In this Clause 24, "increased costs" means, in relation to a Notifying Lender:

(a)                an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)                a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)                 an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)                a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item compensated for by any payment made pursuant to Clause 21.7 or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or a FATCA Deduction.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3           Notification to Borrowers of claim for increased costs

The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

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24.4           Payment of increased costs

The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5           Notice of prepayment

If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrowers may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6           Prepayment; termination of Commitment

A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:

(a)                on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)               on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin and the Mandatory Cost (if any).

24.7           Application of prepayment

Clause 8 shall apply in relation to the prepayment.

25                Set off

25.1           Application of credit balances

Each Creditor Party may without prior notice:

(a)                apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

(b)               for that purpose:

(i)                  break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)                convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii)               enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

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25.2           Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3           Sums deemed due to a Lender

For the purposes of this Clause 25, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4           No Security Interest

This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of any Borrower.

26                Transfers and Changes in Facility Offices

26.1           Transfer by Borrowers

No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2           Transfer by a Lender

Subject to Clause 26.4, a Lender (the "Transferor Lender") may at any time cause:

(a)                its rights in respect of all or part of its Contribution; or

(b)               its obligations in respect of all or part of its Commitment; or

(c)                a combination of (a) and (b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a "Transferee Lender") by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

A transfer pursuant to this Clause 26.2 shall be effected:

(i)                  without the consent of the Borrowers:

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(A)               following the occurrence of an Event of Default which is continuing; and/or

(B)               if such transfer is to another Lender or an affiliate of a Lender;

(ii)                in all other circumstances with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) and the Borrowers will be deemed to have given their consent 5 Business Days following the request of the Transferor Lender, unless the consent is expressly refused by the Borrowers within that time.

26.3           Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)                sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee, each of the other Lenders and the Swap Bank;

(b)               on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)                send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

26.4           Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date,  Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5           No transfer without Transfer Certificate

Except as provided in Clause 26.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, any Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6           Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the "successor"), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

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26.7           Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)                to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which any Borrower or any Security Party had against the Transferor Lender;

(b)               the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)                the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)               the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)                any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of any Borrower or any Security Party against the Transferor Lender had not existed;

(f)                 the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)                in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of any Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross claim.

26.8           Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the Facility Office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by

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any Lender, the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

26.9           Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10       Authorisation of Agent to sign Transfer Certificates

Each Borrower, the Security Trustee, each Lender and the Swap Bank irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11       Registration fee

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12       Sub-participation; subrogation assignment

A Lender may sub participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Borrower, any Security Party, the Agent or the Security Trustee or any other Creditor Party; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13       Disclosure of information

A Lender may disclose to a potential Transferee Lender or sub participant any information which the Lender has received in relation to any  Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

26.14       Change of Facility Office

A Lender may change its Facility Office by giving notice to the Agent and the change shall become effective on the later of:

(a)                the date on which the Agent receives the notice; and

(b)               the date, if any, specified in the notice as the date on which the change will come into effect.

26.15       Notification

On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the Facility Office of which the Agent last had notice.

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26.16       Replacement of the Reference Bank

If the Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first mentioned Reference Bank's appointment shall cease to be effective.

26.17       Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)               in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                require any payments to be made by any  Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27                Variations and waivers

27.1           Variations, waivers etc. by Majority Lenders

Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

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27.2           Variations, waivers etc. requiring agreement of all Lenders.

However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and the Swap Bank":

(a)                a reduction in the Margin;

(b)               a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement;

(c)                an increase in any Lender's Commitment;

(d)               a change to the definition of "Majority Lenders";

(e)                a change to Clause 3 or this Clause 27;

(f)                 any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(g)                any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3           Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses 27.1, 27.2  and  27.4, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)                a provision of this Agreement or another Finance Document; or

(b)               an Event of Default; or

(c)                a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)               any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27.4           Replacement of Screen Rate

(a)                If a Screen Rate Replacement Event has occurred in relation to the Screen Rate for dollars, any amendment or waiver which relates to:

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(i)                  providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)               aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)               enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)               implementing market conventions applicable to that Replacement Benchmark;

(D)               providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)                adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(b)               If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 5 Business Days (or such longer time period in relation to any request which the Borrowers and the Agent may agree) of that request being made:

(i)                  its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

(ii)                its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

28                Notices

28.1           General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

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28.2           Addresses for communications

A notice by letter or fax shall be sent:

(a)                to the Borrowers:                                             c/o Approved Manager

16 Pendelis Street

175 64 Paleo Faliro

Athens

Greece

Fax No: +30 210 9470101

(b)                to a Lender:                                                        at the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c)                 to the Swap Bank:                                            c/o

Nordea Danmark, Filial af Nordea Bank Abp, Finland

7288 Derivatives Services

PO box 850 DK-0900 Copenhagen K, Denmark
Telephone number: +45 55 47 51 71

E-mail: otc@nordea.com

(d)               to the Lead Arranger, Agent

or the Security Trustee:                                 Essendropsgate 7
0368 Oslo
Norway

Loan administration matters:

Fax No: +47 24013444

Attn: Structured Loan & Collateral Services NO

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders, the Swap Bank and the Security Parties.

28.3           Effective date of notices

Subject to Clauses 28.4 and 28.5:

(a)                a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)               a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4           Service outside business hours

However, if under Clause 28.3 a notice would be deemed to be served:

(a)                on a day which is not a business day in the place of receipt; or

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(b)               on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5           Illegible notices

Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6           Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)                the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)               in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7           Electronic communication

Any communication to be made between the Agent and a Lender or Swap Bank under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Creditor Party:

(a)                agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)                notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)                 notify each other of any change to their respective addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender or the Swap Bank will be effective only when actually received in readable form and, in the case of any electronic communication made by a Creditor Party to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8           English language

Any notice under or in connection with a Finance Document shall be in English.

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28.9           Meaning of "notice"

In this Clause 28, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29                Joint and Several Liability

29.1           General

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.

29.2           No impairment of Borrower's obligations

The liabilities and obligations of a Borrower shall not be impaired by:

(a)                this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)               any Lender, the Swap Bank or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)                any Lender, the Swap Bank or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)               any combination of the foregoing.

29.3           Principal debtors

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

29.4           Subordination

Subject to Clause 29.5, during the Security Period, no Borrower shall:

(a)                claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)               take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)                set off such an amount against any sum due from it to any other Borrower; or

932                                 EUROPE/66436786v5

(d)               prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)                exercise or assert any combination of the foregoing.

29.5           Borrower's required action

If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.

30                Supplemental

30.1           Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)                cumulative;

(b)               may be exercised as often as appears expedient; and

(c)                shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2           Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3           Counterparts

A Finance Document may be executed in any number of counterparts.

30.4           Third Party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

31                Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                any Bail-In Action in relation to any such liability, including (without limitation):

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(i)                  a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)               a cancellation of any such liability; and

(b)               a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

32                Law and Jurisdiction

32.1           English law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

32.2           Exclusive English jurisdiction

Subject to Clause 32.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

32.3           Choice of forum for the exclusive benefit of Creditor Parties

Clause 32.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

(a)                to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)               to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a Dispute.

32.4           Process agent

Each Borrower irrevocably appoints Ince Process Agents Limited at its registered office for the time being at International House, 1 St. Katharine’s Way, London E1W 1AY, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

32.5           Creditor Party rights unaffected

Nothing in this Clause 32 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

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32.6           Meaning of "proceedings" and "Dispute"

In this Clause 32, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

Lenders and Commitments

Lender	Facility Office	Commitment (US Dollars)
Nordea Bank Abp, filial i Norge	Essendrops gate 7, Postboks 1166 Sentrum, 0107 Oslo 920058817 MVA Norway	$55,848,000

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Schedule 2

Drawdown Notice

To:                Nordea Bank Abp, filial i Norge

Essendrops gate 7, Postboks

1166 Sentrum, 0107 Oslo

920058817 MVA, Norway

Attention: [Loans Administration]                                                                                                                      [●] 2020

DRAWDOWN NOTICE

1                    We refer to the loan agreement (the "Loan Agreement") dated [●] 2020 and made between ourselves, as joint and several Borrowers, the Lenders referred to therein, and yourselves as Agent, as Security Trustee, as Lead Arranger and as Swap Bank in connection with a facility of up to US$55,848,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2                    We request to borrow as follows:

(a)                Amount of Loan: US$55,848,000;

(b)               Drawdown Date: [●] 2020;

(c)                [Duration of the first Interest Period shall be [1][3] months;] and

(d)               Payment instructions:  account in our name and numbered [●] with [●] of [●].

3                    We represent and warrant that:

(a)                the representations and warranties in clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)               no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4                    This notice cannot be revoked without the prior consent of the Majority Lenders.

[Name of Signatory]

Director

for and on behalf of

KNOX SHIPPING COMPANY INC.

BOKAK SHIPPING COMPANY INC.

JEMO SHIPPING COMPANY INC.

GUAM SHIPING COMPANY INC.

PALAU SHIPPING COMPANY INC.

MAKUR SHIPPING COMPANY INC.

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MANDARINGINA INC. and

VESTA COMMERCIAL, S.A.

992                                 EUROPE/66436786v5

Schedule 3

Condition Precedent Documents

Part A

The following are the documents referred to in Clause 9.1(a).

1                    A duly executed original of:

(a)                this Agreement;

(b)               the Corporate Guarantee;

(c)                the Agency and Trust Deed;

(d)               the Master Agreement;

(e)                the Shares Pledges;

(f)                 the Master Agreement Assignment; and

(g)                the Accounts Pledges.

2                    Copies of the certificate of incorporation and constitutional documents of each Borrower, the Corporate Guarantor and any other Security Party.

3                    Copies of resolutions of the shareholders and directors of each Borrower and each Security Party (other than the Corporate Guarantor) authorising the execution of each of the Finance Documents to which that Borrower or that Security Party is a party and, in the case of a Borrower, authorising named officers to give the Drawdown Notice.

4                    Copies of resolutions of the executive committee of the Corporate Guarantor authorising the execution of each of the Finance Documents to which it is a party.

5                    The original of any power of attorney under which any Finance Document is executed on behalf of a Borrower, the Corporate Guarantor or any other Security Party.

6                    Copies of all consents which any Borrower, the Corporate Guarantor or any Security Party requires to enter into, or make any payment under, any Finance Document.

7                    The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

8                    Such documents as the Agent may require for its "Know your customer" and other customary money laundering and sanctions and counter-terrorist financing checks.

9                    Copy of the Initial Charter and of all documents signed or issued by Bokak or the Initial Charterer (or any of them) under or in connection with it.

10                Documentary evidence that the agent for service of process named in Clause 30 has accepted its appointment.

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11                Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands, Panama and such other relevant jurisdictions as the Agent may require.

12                If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

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Part B

The following are the documents referred to in Clause 9.1(b) required before the Drawdown Date. In Part B of this Schedule 3, the following definitions have the following meanings:

(a)                "Relevant Borrower" means the Borrower which is the owner of the Relevant Ship; and

(b)               "Relevant Ship" means the Ship which is to be financed by using the proceeds of the Loan being drawn on the Drawdown Date.

1                    A duly executed original of the Mortgage and the General Assignment relating to the Relevant Ship and the Initial Charter Assignment.

2                    Documentary evidence that:

(a)                the Relevant Ship is definitively and permanently registered in the name of the Relevant Borrower under an Approved Flag;

(b)               the Relevant Ship is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(c)                the Relevant Ship maintains the class specified in Clause 14.3(b);

(d)               the Mortgage relating to the Relevant Ship has been duly registered or recorded against the Relevant Ship as a valid first priority or, as the case may be, preferred statutory ship mortgage in accordance with the laws of the applicable Approved Flag State; and

(e)                the Relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3                    Documents establishing that the Relevant Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a)                a copy of the Management Agreement and the Manager's Undertaking duly signed by the Approved Manager; and

(b)               copies of the Approved Manager's Document of Compliance and of the Relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

4                    Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Marshall Islands, the Approved Flag State and such other relevant jurisdictions as the Agent may require.

5                    At the cost of the Borrowers a favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ship as the Agent may require.

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6                    Two valuations of each Ship addressed to the Agent and dated not earlier than 40 days before the Drawdown Date and prepared in accordance with Clause 15.3 by two Approved Brokers (each selected by the Borrowers and approved by the Agent) which evidences compliance with Clause 15.1 immediately after the Drawdown Date.

7                    Evidence satisfactory to the Agent that the Existing Indebtedness is repaid in full and each of the Borrowers is released from all its obligations and liabilities under the Previous Loan Agreement.

8                    If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each of the documents specified in paragraphs 2, 3, 5 and 9 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of each Borrower or a qualified lawyer.

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Schedule 4

Transfer Certificate

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:          Nordea Bank Abp, filial i Norge for itself and for and on behalf of the Borrower, [each Security Party], the Security Trustee, each Lender and the Swap Bank, as defined in the Loan Agreement referred to below.

[●]

1                    This Certificate relates to a Loan Agreement (the "Agreement") dated [●] 2020 and made between (1) Knox Shipping Company Inc., Bokak Shipping Company Inc., Jemo Shipping Company Inc., Guam Shipping Company Inc., Palau Shipping Company Inc., Makur Shipping Company Inc., Mandaringina Inc. and Vest Commercial S.A. as joint and several borrowers (the "Borrowers"), (2) the banks and financial institutions named therein, (3) Nordea Bank Abp, filial i Norge as Agent, (4) Nordea Bank Abp, filial i Norge as Security Trustee, (5) Nordea Bank Abp, filial i Norge as Lead Arranger and (6) Nordea Bank Abp as Swap Bank for a loan facility of up to US$55,848,000.

2                    In this Certificate, terms defined in the Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:

"Relevant Parties" means the Agent, the Borrower, [each Security Party], the Security Trustee, each Lender and the Swap Bank;

"Transferor" means [full name] of [facility office]; and

"Transferee" means [full name] of [facility office].

3                    The effective date of this Certificate is [●], Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4                    [The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].]

5                    [By virtue of this Transfer Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6                    The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

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7                    The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Agreement.

8                    The Transferor:

(a)                warrants to the Transferee and each Relevant Party that:

(i)                  the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)                this Certificate is valid and binding as regards the Transferor;

(b)               warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)                undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9                    The Transferee:

(a)                confirms that it has received a copy of the Agreement and each of the other Finance Documents;

(b)               agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender or the Swap Bank in the event that:

(i)                  any of the Finance Documents prove to be invalid or ineffective;

(ii)                any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents; and

(iii)               it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or any Security Party under any of the Finance Documents;

(c)                agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or the Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)               warrants to the Transferor and each Relevant Party that:

(i)                  it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)                this Certificate is valid and binding as regards the Transferee; and

(e)                confirms the accuracy of the administrative details set out below regarding the Transferee.

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10                The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11                The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9 as exceeds one-half of the amount demanded by the Agent or the Security Trustee  in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]                                                                     [Name of Transferee]

By:                                                                                                          By:

Date:                                                                                                     Date:

Agent

Signed for itself and for and on behalf of itself

as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

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Administrative Details of Transferee

Name of Transferee:

Facility Office:

Contact Person

(Loan Administration Department):

Telephone:

Fax:

Contact Person

(Credit Administration Department):

Telephone:

Fax:

Account for payments:

Note:    This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction.  It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

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Schedule 5

Designation Notice

Nordea Bank Abp, filial i Norge

Essendrops gate 7, Postboks

1166 Sentrum, 0107 Oslo

920058817 MVA, Norway

 [●]

Dear Sirs

Loan Agreement dated [●] 2020 made between (i) Knox Shipping Company Inc., Bokak Shipping Company Inc., Jemo Shipping Company Inc., Guam Shipping Company Inc., Palau Shipping Company Inc., Makur Shipping Company Inc., Mandaringina Inc. and Vest Commercial S.A. as joint and several Borrowers, (ii) the Lenders, (iii) yourselves as Agent, Security Trustee and Lead Arranger and (iv) Nordea Bank Abp as Swap Bank (the "Loan Agreement").

We refer to:

1                    The Loan Agreement;

2                    the Master Agreement dated [●] 2020 made between ourselves and the Swap Bank; and

3                    a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by [●] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

.................................................

for and on behalf of

KNOX SHIPING COMPANY INC.

BOKAK SHIPPING COMPANY INC.

JEMO SHIPPING COMPANY INC.

GUAM SHIPING COMPANY INC.

PALAU SHIPPING COMPANY INC.

MAKUR SHIPPING COMPANY INC.

MANDARINGINA INC. and

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VESTA COMMERCIAL, S.A.

1092                                 EUROPE/66436786v5

Execution Pages

THE BORROWERS

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

KNOX SHIPING COMPANY INC.                  )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

BOKAK SHIPPING COMPANY INC.            )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

JEMO SHIPPING COMPANY INC.               )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

GUAM SHIPING COMPANY INC.                )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

PALAU SHIPPING COMPANY INC.             )

in the presence of:                                          )

1102                                 EUROPE/66436786v5

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

MAKUR SHIPPING COMPANY INC.           )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

MANDARINGINA INC.                                    )

in the presence of:                                          )

SIGNED by                                                          )

                                                                                )

for and on behalf of                                        )

VESTA COMMERCIAL, S.A.                           )

in the presence of:                                          )

THE LENDERS

SIGNED by                                                          )

Georgia Theologidou                                      )

for and on behalf of                                        )

NORDEA BANK ABP, FILIAL I NORGE       )

in the presence of:                                          )

THE SWAP BANK

SIGNED by                                                          )

Georgia Theologidou                                      )

for and on behalf of                                        )

NORDEA BANK ABP                                         )

in the presence of:                                          )

1112                                 EUROPE/66436786v5

THE AGENT

SIGNED by                                                          )

Georgia Theologidou                                      )

for and on behalf of                                        )

NORDEA BANK ABP, FILIAL I NORGE       )

in the presence of:                                          )

THE SECURITY TRUSTEE

SIGNED by                                                          )

Georgia Theologidou                                      )

for and on behalf of                                        )

NORDEA BANK ABP, FILIAL I NORGE       )

in the presence of:                                          )

THE LEAD ARRANGER

SIGNED by                                                          )

Georgia Theologidou                                      )

for and on behalf of                                        )

NORDEA BANK ABP, FILIAL I NORGE       )

in the presence of:                                          )

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